Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-258406 and No. 333-261591) on Form S-8 of our report dated March 22, 2022, with respect to the consolidated financial statements of Dole plc.

/s/ KPMG
Dublin, Ireland
March 22, 2022